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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-43558, 333-65342 and 333-99893) pertaining to the Intuitive Surgical 2000 Equity Incentive Plan, 2000 Non-Employee Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated January 31, 2003 (except for Note 1, as to which the date is May 5, 2003), with respect to the consolidated financial statements and schedule included in Intuitive Surgical, Inc.'s Annual Report (Form 10-K/A) for the year ended December 31, 2002.


                                        /s/ Ernst & Young


Palo Alto, California
May 29, 2003